Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VAALCO Energy, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VAALCO Energy, Inc. (the “Company”) of our report dated March 9, 2021, relating to the consolidated financial statements, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

Houston, Texas
June 11, 2021